UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported) March 17, 2011

Rotech Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50940	030408870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code (407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On March 17, 2011, Rotech Healthcare Inc. (the “Company”), completed an offering of $290,000,000 10.5% Senior Second Lien Notes due 2018 (the “Notes”). The Notes were offered and sold to Credit Suisse (USA) LLC and Jefferies & Company, Inc. (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States under Regulation S, under the Securities Act. The Notes were also offered and sold to certain directors of the Company who are accredited investors as defined in Rule 501(a) under the Securities Act.

The Notes are governed by an Indenture, dated March 17, 2011, by and among the Company, the guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. as trustee. The Indenture contains covenants limiting the Company’s ability and the ability of the Company’s restricted subsidiaries to, among other things: sell assets; pay dividends or make other distributions or repurchase or redeem the Company’s stock; incur or guarantee additional indebtedness; incur certain liens; make loans and investments; enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; consolidate, merge or sell all or substantially all of the Company’s assets; and enter into transactions with affiliates.

The Notes are guaranteed on a senior secured second lien basis by the Company and its subsidiaries.

Registration Rights Agreement

In connection with the issuance by the Company of the Notes, the Company and the Guarantors entered into a registration rights agreement with the Initial Purchasers of the Notes, dated March 17, 2011 (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company agreed to make an offer to exchange the Notes for registered, publicly tradable notes with terms that are substantially identical to the Notes. The Company also agreed, to file a shelf registration statement that would allow certain holders of Notes to resell their Notes to the public and to keep the shelf registration statement effective for a period of two years (or for a longer period if extended) from the issue date of the Notes or a shorter period that will terminate when all the securities covered by the shelf registration statement have been sold.

The foregoing summary of the Notes, the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of those documents, which are attached as exhibits to and incorporated by reference in this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

Rotech Healthcare Inc. (the “Company”) issued a press release on March 18, 2011. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

4.1	Indenture, dated March 17, 2011, by and among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., including the form of Notes.

10.1	Registration Rights Agreement, dated March 17, 2011, by and among the Company, the guarantors party thereto and Credit Suisse (USA) LLC and Jefferies & Company, Inc.

99.1	Press Release dated March 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: March 18, 2011	By:	/S/ PHILIP L. CARTER
Philip L. Carter
President and Chief Executive Officer